Exhibit 11
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

           CONVERSION TECHNOLOGIES INTERNATIONAL, INC. AND SUBSIDIARY

         STATEMENT OF COMPUTATION OF PRIMARY NET INCOME (LOSS) PER SHARE

             For the three months ended September 30, 1997 and 1996

                                           Three months ended September 30,
                                               1997                1996
                                               ----                ----
Net (loss) before extraordinary item     $    (1,355,187)    $    (1,650,785)

Discount on issuance of Series A
  Convertible Preferred Stock                 (1,573,500)
                                         ----------------    -------------------

Net (loss) before extraordinary or
  attributable to common shareholders    $     (2,928,687)   $    (1,650,785)
                                         =================   =================

Net income (loss) as reported            $      4,506,831    $    (1,650,785)
                                         =================   =================

Discount on issuance of Series A
  Convertible Preferred Stock                  (1,573,500)
                                         ----------------    -------------------


Net income attributable to common
  shareholders                           $     2,933,331     $    (1,650,785)
                                         =================   =================

Weighted  average  number  of  common
  shares  outstanding                           4,799,186          4,709,186

Assumed exercise of stock options and
  warrants using the treasury stock
  method                                           75,509                  --
                                         ----------------    -------------------

Shares used in the computation                  4,874,695           4,709,186
                                         =================   =================

Net (loss) per common share
  before extraordinary item              $       (0.60)      $         (0.35)
                                         =================   =================

Net income (loss) as reported per
  common share                           $        0.60       $         (0.35)
                                         =================   =================
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